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                                  Exhibit 10.53

                [Lease Agreement dated March 17, 1999 between the
                    Registrant and Par Pharmaceuticals, Inc.]



                               AGREEMENT OF LEASE

                                     between

                            PAR PHARMACEUTICAL, INC.

                                      and

                              HALSEY DRUG CO., INC.
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                               TABLE OF CONTENTS

ARTICLE                                                                   PAGE
-------                                                                   ----

ARTICLE 1. DEMISE; TERM......................................................1

ARTICLE 2. FIXED RENT; ADDITIONAL RENT.......................................3

ARTICLE 3 REAL ESTATE TAXES AND OTHER CHARGES................................5

ARTICLE 4 SUBORDINATION OF LEASE; MODIFICATION FOR FEE MORTGAGE..............6

ARTICLE 5. USE OF THE PREMISES...............................................7

ARTICLE 6. REPRESENTATIONS BY LANDLORD; DISCLAIMER...........................9

ARTICLE 7. LANDLORD NOT LIABLE FOR FAILURE OF WATER SUPPLY ETC..............12

ARTICLE 8. OBLIGATION TO REPAIR.............................................13

ARTICLE 9. TENANT TO COMPLY WITH LAWS AND PERMITS...........................14

ARTICLE 10. OPERATION OF PREMISES...........................................15

ARTICLE 11. ALTERATIONS; IMPROVEMENTS.......................................16

ARTICLE 12. NO SET-OFFS.....................................................16

ARTICLE 13. INSURANCE REQUIREMENTS; WAIVER OF SUBROGATION...................17

ARTICLE 14. FIRE OR CASUALTY................................................19

ARTICLE 15. LANDLORD MAY CURE DEFAULTS......................................20

ARTICLE 16. BANKRUPTCY, INSOLVENCY, REORGANIZATION, LIQUIDATION OR
      DISSOLUTION OF TENANT OR GUARANTOR....................................21

ARTICLE 17. DEFAULT CLAUSES.................................................23

ARTICLE 18. LANDLORD'S REMEDIES.............................................24

ARTICLE 19. TENANT'S AND LANDLORD'S INDEMNITIES.............................26

ARTICLE 20. MECHANICS' LIENS................................................27

ARTICLE 21 CONDEMNATION.....................................................27

ARTICLE 22. OWNERSHIP OF PERSONAL PROPERTY..................................22

ARTICLE 23. SHORING.........................................................23
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ARTICLE 24. WAIVER OF REDEMPTION............................................29

ARTICLE 25. BROKER..........................................................29

ARTICLE 26. COVENANT OF QUIET ENJOYMENT.....................................29

ARTICLE 27. TENANT'S COVENANTS..............................................29

ARTICLE 28. WAIVER OF COUNTERCLAIM AND JURY TRIAL...........................30

ARTICLE 29. ASSIGNMENT AND SUBLETTING.......................................30

ARTICLE 30. WAIVERS AND SURRENDERS TO BE IN WRITING.........................31

ARTICLE 31. LANDLORD'S RIGHTS AND REMEDIES CUMULATIVE.......................32

ARTICLE 32. TIMELY SURRENDER OF PREMISES; REMOVAL OF PERSONAL PROPERTY.
       .....................................................................32

ARTICLE 33. SALE OR CONVEYANCE OF PREMISES; LIMITS OF LIABILITY OF
      LANDLORD..............................................................33

ARTICLE 34.  TENANT'S PURCHASE OPTION.......................................34

ARTICLE 35. TENANT TO FURNISH STATEMENTS....................................35

ARTICLE 36. INSPECTIONS BY LANDLORD.........................................35

ARTICLE 37. COVENANTS BINDING ON SUCCESSORS AND ASSIGNS.....................35

ARTICLE 38. ENTIRE AGREEMENT................................................35

ARTICLE 39. NOTICES.........................................................36

ARTICLE 40. MISCELLANEOUS...................................................37

ARTICLE 41. MEANINGS OF CERTAIN LEASE TERMS.................................37

ARTICLE 42. LANDLORD'S FAILURE TO GIVE APPROVAL.............................39

ARTICLE 43. LEASE NOT BINDING UNLESS EXECUTED...............................39

ARTICLE 44. APPOINTMENT OF LANDLORD AS AGENT................................40

ARTICLE 45. ARBITRATION OF CERTAIN DISPUTES.................................40
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EXHIBITS



EXHIBIT A   DESCRIPTION OF PROPERTY
EXHIBIT B   DESCRIPTION OF EQUIPMENT
EXHIBIT C   PERMITTED ENCUMBRANCES
EXHIBIT D   PERMITS
EXHIBIT E   (INTENTIONALLY OMITTED)
EXHIBIT F   CONTRACT OF SALE
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                              AGREEMENT OF LEASE

            THIS AGREEMENT OF LEASE, dated as of the 17 day of March, 1999, is by and between Par Pharmaceutical, Inc., a New Jersey corporation having an office at One Ram Ridge Road, Spring Valley, New York 10977 (hereinafter referred to as "Landlord") and Halsey Drug Co., Inc., a New York corporation having an office at 695 No. Perryville Road, Rockford, Illinois 61107 (hereinafter referred to as "Tenant").


                              STATEMENT OF FACTS

            Landlord desires to lease to Tenant, and Tenant desires to hire from Landlord, those certain plots, pieces and parcels of land described on Exhibit A annexed hereto, and by this reference, made a part hereof (hereinafter referred to as the "Land"), together with the buildings and other structures, if any, now or hereafter located thereon (hereinafter collectively referred to as the "Improvements" and individually referred to as an "Improvement") located at 77 Brenner Drive, Congers, New York in the County of Rockland and State of New York, together with the equipment listed on Exhibit B hereto (hereinafter referred to as the "Production Equipment" and together with all strips and gores adjacent to or abutting the Land and all appurtenances and easements appurtenant to the Land and Improvements and, in addition to (and not in limitation of) the foregoing, all of the following items, properties and rights, if any: (i) all appliances; all electrical, plumbing, mechanical, heating, lighting, ventilating, refrigeration, air conditioning, incinerating, life-safety and sprinkler installations, systems and equipment and other equipment necessary for the use and operation of the Premises as presently used and operated, (ii) all parking lots, driveways, pavings, access cuts, parking lot striping, bumpers, drainage systems, site improvements and landscaping situate upon the Land (the "Site Improvements"), (iii) all rights, privileges, benefits and appurtenances thereunto belonging or in anywise appertaining, or otherwise benefiting the Land or the Building, and all easements and rights benefiting the Land, the Building, or the use thereof, including without limitation all easements and rights over any property or premises adjacent to the Land, (iv) all of the right, title and interest, if any, of Landlord in and to land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Land and in and to any strips and gores adjoining the Land or any part thereof, and (the Land and the Improvements thereon and other items described in this paragraph are hereinafter collectively referred to as the "Premises").

            NOW, THEREFORE, in consideration of Ten ($10.00) Dollars, each to the other in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

                                   ARTICLE 1.
                                  DEMISE; TERM.

            1.1. Landlord hereby leases the Premises to Tenant, and Tenant hereby hires the Premises from Landlord, upon, and subject to, the terms, covenants and conditions contained in this lease. The letting of the Premises to Tenant hereunder is made expressly subject to the


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encumbrances set forth on Exhibit C annexed hereto and, by this reference, made a part hereof (hereinafter referred to as the "Permitted Encumbrances"). Landlord represents and warrants to Tenant that Landlord has a good and marketable title to the fee estate in the Land, Improvements and Site Improvements subject to no lien, claim, charge or encumbrance except for the Permitted Encumbrances; that it owns the Production Equipment free and clear of all liens, claims and encumbrances and all other fixtures, equipment, machinery and personal property included in this lease. Landlord shall not (a) sell or transfer title to the Premises to any party other than companies owned or controlled by it, or under common control with it, at any time prior to the expiration of the Purchaser Option set forth in Article 34 hereof, (b) grant any mortgage, lien, encumbrance or other security interest in the Premises other than with respect to Superior Mortgages referred to in Article 4 hereof and Permitted Encumbrances, (c) commence, initiate or seek any change in any zoning ordinance, building regulation, or other law, rule, order or regulation respecting the Premises, its use, maintenance, operation, or occupancy or (d) grant or agree to any easement, covenant or restriction binding upon Tenant or the Premises which is reasonably likely to adversely affect Tenant's ability to use and operate the Premises as it may currently be used and operated. Landlord will deliver the Premises free of occupants and tenants, and broom clean.

            1.2. The term of Tenant's leasehold estate in and to the Premises shall be for a period of three (3) years commencing on March 22, 1999 or on such earlier date as Tenant shall have received written evidence as to Landlord's title to the Premises as represented in Section 1.1 above and as to the accuracy of the Landlord's representations in Section 6A.1(a) hereof (hereinafter referred to as the "Commencement Date") and expiring at midnight on a date immediately preceding the third anniversary after the Commencement Date (hereinafter referred to as the "Expiration Date") unless this lease shall sooner terminate or expire as hereinafter provided. The period from the Commencement Date to the Expiration Date or sooner termination or expiration hereof, as the case may be, is hereinafter referred to as the "Initial Term". "Lease Year" shall mean each twelve month period during the Term, beginning with the twelve (12) month period commencing on the Commencement Date and ending on the day immediately preceding the next anniversary of such date; provided, however, that if the Expiration Date is any day other than the last day of a Lease Year, the last Lease Year during the Term shall be the period from the end of the preceding Lease Year to and including the Expiration Date. Landlord shall provide Tenant reasonable access to the Premises prior to the Commencement Date to prepare for its full use and operation by Tenant on the Commencement Date; provided that Tenant, its agents and employees shall not unreasonably interfere with the operation of the Premises. Any entry by Tenant, or its employees or agents, prior to the Commencement Date shall be at Tenant's sole risk; and such right of entry may be conditioned upon Tenant providing insurance certificates to Landlord prior to obtaining access to the Premises evidencing reasonably liability insurance coverage. Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any of Tenant's property or installations made in the Premises or to properties placed therein prior to the term commencement date, the same being at Tenant's sole risk, but nothing in this sentence shall amend, waive, release, or otherwise affect any of the obligations, representations and/or warranties of Landlord under this lease.

            1.3. Notwithstanding the three (3) year Term of this lease, Tenant shall have the right to extend the time of this lease prior to the Expiration Date upon at least six (6) months prior irrevocable and unconditional notice to Landlord in which event the term of this lease shall be


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extended upon the terms and conditions as described in this lease for an additional two (2) year period (hereinafter referred to as the "Renewal Term") which shall commence on the third anniversary of the Commencement Date and expire on the date immediately preceding the fifth anniversary of the Commencement Date; provided, however, that Tenant may not renew the lease if there shall have occurred and be continuing any Event of Default under Sections
16.1 or 17.1 hereof. In the event that Tenant duly elects to exercise this right to extend the term of this lease, the Expiration Date shall be deemed to refer to the date of expiration of the Renewal Term. Whenever "Term" is used in this lease it shall mean, collectively, the Initial Term and, if applicable, the Renewal Term.

                                   ARTICLE 2.
                          FIXED RENT; ADDITIONAL RENT.

            2.1. Tenant covenants and agrees to pay annual fixed rent to Landlord in the following amounts: (a) during the Initial Term, Five Hundred Thousand Dollars ($500,000) per annum and (b) during the Renewal Term, if any, Six Hundred Thousand Dollars ($600,000) per annum (such rentals are hereinafter referred to as the "Fixed Rent") as more fully set forth in Section 2.2 below.

            2.2. (a) The provisions of Section 2.1 (including, without limitation, the stipulated amounts of Fixed Rent) shall be subject to the provisions of this Section 2.2.

                  (b) (i) During the first Lease Year, Fixed Rent shall be payable (1) $150,000 upon date hereof, (2) $175,000 on December 22, 1999 and (3) on March 22, 2000, the entire unpaid balance (if any) of the Fixed Rent for such Lease Year (the "First Year Balance"). Anything in this lease to the contrary notwithstanding, if the aggregate of the M&S Payments (hereafter defined) actually paid to and received by Tenant during the first Lease Year (the "Aggregate First Year M&S Payments") shall not equal Six Hundred Fifty Thousand Dollars ($650,000.00), for any reason other than Tenant's failure to perform, then the amount by which the Aggregate First Year M&S Payments shall be less than Six Hundred Fifty Thousand Dollars ($650,000.00) (the "First Year M&S Deficiency"), shall be credited against the First Year Balance, if any, and if the aggregate First Year M&S Deficiency shall exceed the First Year Balance, such excess shall be credited against Fixed Rent and additional rent in subsequent Lease Years, as such amounts come due under this lease; provided, however, that in the event that this lease shall terminate, any portion of the First Year M&S Deficiency which shall be in excess of amounts then due and to become due to Landlord hereunder, shall be promptly paid to Tenant.

                        (ii) During the second Lease Year, Fixed Rent shall be payable as follows: (1) commencing on April 22, 2000, and continuing on the same day of each month thereafter until the earlier of payment in full of fifty (50%) percent of the Fixed Rent for such Lease Year or September 22, 2000, an amount equal to the Monthly Installment Amount (as defined below) and (2) on September 22, 2000, the entire unpaid balance (if any) of fifty (50%) percent of the Fixed Rent for such Lease Year (the "Second Year Balance"). Anything in this lease to the contrary notwithstanding, if the aggregate of the M&S Payments actually paid to and received by Tenant during the six month period immediately prior to September 22, 2000 (the "Aggregate


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Second Year M&S Payments") shall not equal Five Hundred Thousand Dollars
($500,000.00), for any reason other than Tenant's failure to perform, then the amount by which the Aggregate Second Year M&S Payments shall be less than Five Hundred Thousand Dollars ($500,000.00) (the "Second Year M&S Deficiency"), shall be credited against the Second Year Balance, if any, and if the Second Year M&S Deficiency shall exceed the Second Year Balance, such excess shall be credited against Fixed Rent and additional rent for the balance of such Lease Year and in subsequent Lease Years, as such amounts come due under this lease; provided, however, that in the event that this lease shall terminate, any portion of the Second Year M&S Deficiency which shall be in excess of amounts then due and to become due to Landlord hereunder, shall be promptly paid to Tenant.

            2.3. (a) For the balance of the second Lease Year and all Lease Years thereafter, Fixed Rent shall be payable in equal monthly installments, in advance, commencing on September 22, 2000 and on the same date in each month thereafter.

                  (b) All payments of Fixed Rent shall be payable at Landlord's office or at such other place and to such agent as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

                  (c) For purposes hereof, "Monthly Installment Amount" shall mean, with respect to any month, (i) in the event that Tenant shall have received payments ("M&S Payments") the immediately preceding calendar month pursuant to that certain Manufacturing and Supply Agreement, dated the date hereof, between Landlord and Tenant (hereinafter referred to as the "M&S Agreement"), of $100,000 or more, an amount equal to twenty five (25%) percent of such M&S Payments but not to exceed $50,000, (ii) in the event that Tenant shall have received M&S Payments during the immediately preceding month of less than $100,000 but equal to or more than $75,000, an amount equal to $10,000, and
(iii) in the event that Tenant shall have received M&S Payments during the immediately preceding calendar month of less than $75,000, an amount equal to zero.

                  (d) In the event that (i) Tenant shall purchase the Premises pursuant to the Purchase Option during any period in which the M&S Agreement is in effect, and (ii) at the time of the closing Landlord shall not have credited M&S Payments as set forth herein or actually paid to Tenant M&S Payments due thereunder, then at the closing of such purchase amounts due to Tenant thereunder shall be credited against the purchase price under the Contract of Sale entered into pursuant to the Purchase Option.

            2.4. All such sums, charges, costs, expenses and sums of money other than the Fixed Rent as Tenant shall assume, agree or be obligated to pay under, or pursuant to, this lease shall be deemed to be "additional rent" hereunder, for default in the payment of which Landlord shall have the same rights and remedies as for a default in the payment of the Fixed Rent.

            2.5. All payments or amounts due to Landlord hereunder shall be made by wire transfer of immediately available funds to such account or accounts as Landlord may, from time to time, designate in writing.


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            2.6. Any Fixed Rent, additional rent, fees, charges or expenses hereunder shall be paid by Tenant pursuant to the terms of this lease. However, in the event that Tenant is in default beyond the applicable notice and remedy period in the payment of any Fixed Rent or additional rent, Landlord shall have the right to apply any payment thereafter received from Tenant hereunder, regardless of any annotation or demand for specific application on the part of Tenant, to any Fixed Rent or additional rent which is then due and payable. The application of the payment shall be made in the sole discretion of Landlord so long as the payment is applied to the payment of Fixed Rent or additional rent due and owing by Tenant to Landlord hereunder.

            2.7. All checks tendered to Landlord as and for the Fixed Rent shall be deemed payments for the account of the Tenant. Acceptance by the Landlord of rent from anyone other than the Tenant shall not be deemed to operate as an attornment to the Landlord by the payor of such rent or as a consent by the Landlord to an assignment or subletting by the Tenant of the Premises to such payor, or as a modification of the provisions of this lease.

            2.8. No payment by Tenant of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of such payment, nor shall any endorsement or statement on any check or document accompanying the same be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment or to pursue any other remedy provided in this lease.

                                    ARTICLE 3
                      REAL ESTATE TAXES AND OTHER CHARGES.

            3.1. (a) For the purpose of this Article:

                  (i) The term "Taxes" shall mean the total of the real estate taxes, assessments and special assessments imposed upon the Premises by any governmental bodies or authorities. If at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as a substitute for, or in addition to, the whole or any part of such Taxes now imposed on the Premises, there shall be levied, assessed and imposed (x) a tax, assessment, levy, imposition, license, fee or charge wholly or partially as a capital levy or otherwise on the rents or income received therefrom, or (y) any other substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges shall be deemed to be included within the term "Taxes" for the purpose hereof.

                  (ii) The term "TAX YEAR" shall mean each of the fiscal periods occurring during the Term duly adopted by a taxing authority as its fiscal year for real estate tax purposes.

                  (b) Tenant shall pay to Landlord, as additional rent hereunder, on April 1, 1999 an amount equal to one-eighth (1/8th), and on the first day of each month thereafter, an amount equal to one-twelfth (1/12th) of the Taxes (hereinafter referred to as the "Tax Payment"). Landlord shall pay to the applicable governmental authorities all Taxes prior to the time such Taxes become a lien on the Premises.


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            3.2 Tenant shall, as additional rent, also pay and discharge in full all other costs, expenses and obligations of every kind, nature and description relating to the Premises, whether or not extraordinary and whether or not now within the contemplation of the parties, which may arise or become due during the Term, provided, however, that Tenant shall not pay or be obligated to pay
(i) any lien or encumbrance created by act of the Landlord, including without limitation, the debt service on any mortgage on the Premises obtained by Landlord, (ii) the costs or expense of any structural repair, structural replacement or structural improvement to the Premises unless such structural repair, replacement or improvement is required by reason of the act of Tenant or any failure by Tenant to take any action required to be taken by it (and not Landlord) hereunder, by law or otherwise, or any such act or failure by Tenant's agents or employees ("Tenant's Acts") during the Term, (iii) any cost or expense required to be incurred as a result of a breach of the representations and warranties of Landlord contained in Section 6A.1 hereof, or (iv) any expense which, by the express terms of this lease, Landlord has agreed to pay.

            3.3 Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, or municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord, or corporation excess profits or franchise taxes imposed upon any corporate owner of the fee of the Premises, or any income, profits, or revenue tax, assessment or charge imposed upon the Fixed Rent or additional rent as such, payable by Tenant under this lease unless such tax shall be imposed or levied upon, or with respect to, the Fixed Rent or additional rent payable to Landlord in lieu of the Taxes described in Section 3.1(a) above, in which event Tenant covenants and agrees to pay such tax as if the Premises were the only property owned by Landlord.

            3.4 From and after the Commencement Date, only Landlord shall be eligible to institute appropriate proceedings to reduce or contest the Taxes, or the assessed valuation of the Premises, for any Tax Year. Landlord's commencement of a Tax Contest shall not be deemed or construed in any way to relieve, modify, delay or extend Tenant's obligation to make the Tax Payment referred to in Section 3.1 Tenant shall join in any Tax Contest where such joinder is required by law.

            If Landlord shall receive a refund of the Taxes for any Tax Year during which Tenant shall have made a Tax Payment, Landlord shall pay Tenant's proportionate share of said refund to Tenant after deducting therefrom a proportionate share of any reasonable cost or expense incurred by Landlord in obtaining such refund, provided, however, that in no event shall the refund exceed Tenant's Tax Payment actually paid for such Tax Year.

            3.5 The provisions of this Article 3 shall survive the expiration or termination of this lease, but shall apply only in respect of matters which occurred during the Term.

                                    ARTICLE 4
             SUBORDINATION OF LEASE; MODIFICATION FOR FEE MORTGAGE.

            4.1. This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages and building loan agreements, which may now or hereafter affect the


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Premises (hereinafter collectively referred to as "Superior Mortgages"), and to each and every advance made or hereafter to be made under Superior Mortgages and to all renewals, modifications, replacements and extensions of Superior Mortgages. This Article shall be self-operative and no further instrument of subordination shall be required. Tenant, at its own cost and expense, shall promptly execute and deliver in recordable form any reasonable instrument that Landlord or the holder of any Superior Mortgage may request to evidence such subordination; provided that, notwithstanding any such subordination, Tenant's rights hereunder should not be otherwise modified or altered in any material respect and provided further that the holder of any Superior Mortgage shall enter into a customary non-disturbance agreement with Tenant.

            4.2. If, in connection with the procurement, continuation or renewal of any financing for which the Premises represents collateral in whole or in part, any mortgagee shall request reasonable modifications of this lease as a condition of such financing, Tenant agrees that it will not withhold, delay or condition its consent thereto provided that such modifications do not (i) increase the obligations of Tenant under this lease or decrease Landlord's obligations hereunder, or (ii) affect the Tenant's right to use and occupy the Premises for the purposes set forth in Section 5.1 hereof, or (iii) affect the duration of the Term, or (iv) affect the amount of the Fixed Rent or additional rent payable by Tenant. To the extent any requested modification may require Tenant to give notice to any mortgagee of any default by Landlord, or grant such mortgagee a reasonable opportunity to cure any default by Landlord hereunder, or require such mortgagee's consent to any modification or termination of this lease, such modification shall not be deemed to increase Tenant's obligations.

            4.3. Notwithstanding the foregoing, Landlord shall not encumber the Premises by any Superior Mortgages securing an amount in excess of $3,000,000 in the aggregate amount outstanding at any time. In the event that Landlord shall encumber the Premises by any Superior Mortgage, Landlord shall provide to Tenant a guaranty of Landlord's obligations hereunder from Landlord's sole stockholder, Pharmaceutical Resources, Inc., which guaranty shall be limited in amount to the aggregate amount of Superior Mortgages from the time to time outstanding.

                                   ARTICLE 5.
                              USE OF THE PREMISES.

            5.1. Tenant shall use and occupy the Premises only for the development, research, production, manufacture, storage, sale, distribution, marketing, warehousing, testing and supply of pharmaceutical and nutraceutical and similar products in compliance with all applicable law and/or requirements of public authorities and for offices and other functions ancillary thereto and for no other purpose; provided that in all events such use and occupation shall not interfere with Tenants ability to perform its obligations under the M&S Agreement or limit, restrict or interfere with the use and operation of the Premises for the production of the products covered thereby.

            5.2. Tenant covenants and agrees that it will not use or occupy the Premises, or permit the Premises to be used or occupied for any purpose, or in any manner, which is likely to cause structural injury or damage to any Improvement, or in a manner that shall violate any certificate of occupancy in force relating to the Premises or any governmental approval, permit or


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authorization necessary for the manufacture and supply of products under the M&S
Agreement or in any manner that shall constitute a nuisance.

            5.3. Tenant shall not keep within the Premises or dispose of any article of dangerous, inflammable, explosive or toxic character except in the manner permitted by law, provided, however, that such articles shall not be kept within the Premises if same will void or make voidable any insurance then in force with respect to the Premises unless Tenant promptly replaces such void or voidable insurance at its sole cost and expense. In the event Tenant shall keep within the Premises any pollutant or toxic or hazardous material or substance permitted by law, the same shall be encapsulated or otherwise contained in the manner required by such environmental, fire safety and other laws, regulations and guidelines as affect the Premises. Tenant shall be solely responsible for any and all expense and damage resulting from the presence, leakage, seepage, spillage, filtration or other discharge of pollutants, toxic or hazardous substances or materials and any products proscribed by environmental laws ("Clean-up Expense") which are installed by Tenant upon the Premises, agreed by Tenant to remain upon the Premises or disposed of by Tenant. Notwithstanding the foregoing provisions of this paragraph, and/or any other provision of this lease, Landlord (at Landlord's expense), and not Tenant, shall be solely responsible for any and all Clean-up Expense, in connection with any and all pollutants, toxic or hazardous substances or materials and any products proscribed by environmental laws, and all conditions relating thereto, to the extent (i) same exist on, at, under, or about the Premises prior to the Commencement Date, and/or (ii) same arise out of or relate to any condition or state of facts extant prior to the Commencement Date, and/or (iii) same result from any act of Landlord or any failure by Landlord to take any action required to be taken by it (and not by Tenant) hereunder, at law or otherwise or any such act or failure by Landlord's agents or employees ("Landlord's Acts") and/or (iv) the existence or presence of same is a breach of any representation or warranty by Landlord under this lease. In the event that, pursuant to the foregoing provisions of this Section 5.3, neither Tenant nor Landlord are made responsible for any Clean-up Expense due to an environmental condition or event, Tenant shall nonetheless promptly upon its becoming aware of such condition or event, notify Landlord of the existence thereof and take any and all actions reasonably necessary to remediate such condition or event, the cost, however, of which shall be borne equally by the parties. The provisions of this Section 5.3 shall survive the termination of this lease.

            5.4. Without intending to limit the indemnity provisions set forth in Article 19 hereof, Tenant shall defend, indemnify and hold Landlord and the holder of any Superior Mortgage harmless, and Landlord shall defend, indemnify and hold Tenant harmless, from and against any and all liabilities, fines, penalties, suits, claims, demands, actions, costs and expenses of each and every kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, disbursements and court costs) due to, or arising out of the presence of, disposal of, or any leakage, seepage, filtration, spillage, or other discharge of pollutants, toxic or hazardous waste, substances and materials and other products proscribed by environmental laws the Clean-up Expense with respect to which is required to be borne by such indemnifying party. The foregoing indemnity shall survive the termination or expiration of this lease. Promptly upon an indemnified party receiving notice, or becoming aware of any condition, event or state of facts which gives rise to a claim hereunder, such indemnified party shall notify the indemnifying party of the existence thereof, provided, however, that failure to promptly provide such notice shall not affect the rights of such indemnified party hereunder except to the extent that the indemnifying party shall be prejudiced thereby.

            5.5. Tenant shall not permit the Premises to be used in a manner by the public or by any adjoining property owner without restriction which might reasonably tend to impair or adversely affect Landlord's title to the Premises or might reasonably make possible a claim of adverse possession or adverse usage.

            5.6. Tenant shall not permit the undue accumulation of waste or refuse matter on or in the Premises.

            5.7. Tenant shall not obstruct, or permit the obstruction of, any street, road, parking area, walk, or sidewalk or yard located on or adjoining the Premises except as may be permitted by all governmental authorities having jurisdiction thereof, and shall keep any sidewalks adjoining, as well as all streets, roads, walks, sidewalks and parking areas on or abutting the Premises clean and free of snow, ice, waste material and debris.

            5.8. Tenant shall maintain the Production Equipment in good repair and operating condition and in accordance with manufacturers recommended maintenance practices and to the extent necessary to enable Tenant to perform its obligations hereunder and under the M&S Agreement and shall promptly replace all such Production Equipment which for any reason shall become incapable of use as intended with such other equipment as may be necessary for Tenant to perform its obligations hereunder and under the M&S Agreement. Tenant shall conspicuously display on each item of Production Equipment a plaque or sign, or post other signage adequate to provide conspicuous notice, that all such Production Equipment is the sole property of Landlord. Notwithstanding the foregoing, to the extent that any such repair or replacement results from a breach of Landlord's representations with respect to the Production Equipment contained herein and/or in the M&S Agreement, the reasonable cost thereof shall be borne by Landlord.

                                   ARTICLE 6A.
                    REPRESENTATIONS BY LANDLORD; DISCLAIMER.

            6A.1. Landlord makes the following representations and warranties to Tenant, which shall be deemed repeated by Landlord on the Commencement Date (and, as made on the Commencement Date, shall survive the Commencement Date, the exercise by Tenant of the Purchase Option and the closing under the Purchase Option for the periods indicated):

            (a) Landlord has not caused, and to its knowledge there has not been, any leakage, seepage, spillage or other discharge of any pollutants or toxic or hazardous substances or materials which has resulted in, or could be reasonably expected to result in, a material violation of any law, rule or regulation and, except as set forth in environmental reports, copies of which has been delivered to Tenant under cover letter dated January 6, 1999 from Kenneth Sawyer and the Phase I Environmental Site Assessment Report, dated March 11, 1959, by Dan Raviv Associates, Inc., Landlord has received no written notice from any governmental agency that the Premises contain or may contain concentrations of any such substances or materials which exceed permitted levels.

The Premises contain no underground storage tanks or receptacles. The foregoing representations shall survive for a period of five (5) years from the date hereof.

            (b) The Premises are free from any latent structural defect, the roof of the Premises is free from leaks and the heating, ventilation, air conditioning, plumbing and other internal systems incorporated therein are in good operating condition. Should any event or condition arise (i) during the first 45 days of the Initial Term as a result of which the representations contained herein could not then be made, the presumption (which shall be rebuttable) shall be that such representations were inaccurate on the date hereof and (ii) after the first Lease Year, the presumption (which shall be rebuttable) shall be that such representations were true on the date hereof. No presumption shall apply with respect to the period in between. The foregoing representations shall survive for a period of three (3) years from the date hereof.

            (c) Landlord is operating the Premises, and the Premises (including, without limitation, the Production Equipment) are, in compliance, in all material respects, with applicable law and in accordance with current Good Manufacturing Practices, as established from time to time by the United States Food and Drug Administration (hereinafter referred to as the "AFDA") and implemented consistent with the specifications and processes currently used at the Facility to produce the products contemplated by the M&S Agreement. Landlord has received no written notice from any governmental agency, and has no actual knowledge, that the Premises, its use or its operation fail to substantially comply with applicable law or current Good Manufacturing Practices. The foregoing representations shall survive for a period of two (2) years from the date hereof.

            (d) There are no material agreements which will be binding upon or an obligation of Tenant or the Premises after the Commencement Date. The foregoing representations, insofar as they relate to material agreements affecting the title, use or operation of the Premises, shall survive for a period of five (5) years from the date hereof, and, insofar as they relate to any other material agreements, shall survive for a period of eighteen (18) months from the date hereof.

            (e) All electric, sewer, water, telephone, and other appropriate utilities for the use and occupancy of the Premises are available to the Premises. The foregoing representations shall survive for a period of one (1) year from the date hereof.

            (f) No party, other then Tenant, has any right to lease or purchase the Premises (or any part thereof or interest therein), or any right of first refusal to lease or purchase the Premises (or any part thereof or interest therein). The foregoing representations shall survive for a period of six (6) years from the date hereof.

            (g) Landlord has all requisite corporate power and authority to execute and deliver this lease and to perform its obligations hereunder, has obtained all necessary corporate authorizations therefor and has duly executed and delivered this lease. The foregoing representations shall survive for a period of one (1) year from the date hereof.

            (h) The execution and delivery by Landlord of this lease, including, without limitation, the provisions of Article 34 hereof, and the performance by it hereunder does not violate any contract, agreement or instrument binding upon Landlord or the Premises. The foregoing representations shall survive for a period of one (1) year from the date hereof.

            (i) The Premises, and their use as a pharmaceutical manufacturing facility, are, except as noted on Exhibit B hereto, covered by valid certificates of occupancy and Landlord has received no written notice, and has no actual knowledge, that the Premises or such use violate any covenants, easements or restrictions of record and binding thereon. The foregoing representations shall survive for a period of one(1) year from the date hereof.

            (j) Landlord has not received any written notice, and has no actual knowledge, of any proposed special assessment, condemnation order or decree or material change in any zoning ordinances and Landlord has not commenced any proceeding with respect to Taxes. The foregoing representations shall survive for a period of one (1) year from the date hereof.

            (k) Landlord has obtained all permits, licenses and other governmental approvals and authorizations ("Permits") necessary for the use and operation of the Premises for the production of Products under the M&S Agreement including without limitation, all certificates of occupancy for the Premises as currently constructed and all Permits required by the U.S. Food and Drug Administration and will maintain all such Permits in effect or, to the extent required by law to be maintained by Tenant and to the extent transferable to Tenant, Landlord shall transfer such Permits to Tenant. The foregoing representations shall survive for a period of two (2) years from the date hereof.

            6A.2. Tenant acknowledges that it is fully familiar with the condition of the Premises and, subject to Section 6A.1 above and the other agreements and obligations of Landlord specifically provided in this lease, hereby accepts the Premises "as is" as of the date hereof without any representation or warranty by Landlord of any kind or nature, including, without limitation, any representation or warranty as to its condition or as to the use or occupancy which may be made thereof or as to the expense of operating the Premises. Unless expressly provided to the contrary in this lease, Tenant assumes the sole responsibility for the condition, operation, maintenance and management of the Premises, including without limitation, the Production Equipment, and Landlord shall not be required to furnish any facilities or services or make any repairs or alterations thereto.


            6A.3. Tenant acknowledges that, except as specifically set forth in
Section 6A.1 above, neither Landlord nor anyone authorized to act on Landlord's behalf has made any representation, statement or suggestion, express or implied, that Tenant's intended use of the Premises is permitted under the existing zoning laws or any other law, order or regulation affecting the Premises. If Tenant is prevented by any law or requirement of public authorities from using the Premises for its intended purpose, then, unless the prohibition results from Landlord's Acts committed after the date hereof, or if Landlord shall have breached a representation or warranty under Section 6A.1 hereof, or results from a failure of Landlord to perform its obligations under this lease (in any of which cases, Tenant shall, among other rights and remedies, have the right to terminate this lease), this lease shall remain in full force and effect (subject to Landlord's rights hereunder) and Tenant shall remain obligated to perform and observe all of the terms, conditions and covenants hereof. Landlord agrees to cooperate with Tenant in the execution of such documents (consistent with the provisions of this lease) as Tenant may reasonably require to enable Tenant to use the Premises for its intended purpose but Landlord shall not be obliged to incur any cost or expense in so doing.

                                   ARTICLE 6B.
                            REPRESENTATIONS BY TENANT

            6B.1 Tenant makes the following representations and warranties to Landlord, which shall be deemed repeated by Tenant on the Commencement Date (and, as made on the Commencement Date, shall survive the Commencement Date, the exercise by Tenant of the Purchase Options and the closing under the Purchase Option for the period indicated:

            (a) Tenant has all requisite corporate power and authority to execute and deliver this lease and to perform its obligations hereunder, has obtained all necessary corporate authorizations therefor and has duly executed and delivered this lease. The foregoing representations shall survive for a period of one (1) year from the date hereof.

            (b) The execution and delivery by Tenant of this lease and the performance by it hereunder does not violate any contract, agreement or instrument binding upon Tenant or its assets. The foregoing representations shall survive for a period of one (1) year from the date hereof.

            (c) Tenant has delivered to Landlord a copy of its financial statements on Form 10Q for the nine-month period ended September 30, 1999 ("Financial Statements"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied and fairly present the financial condition of Tenant as of the dates indicated. The foregoing representations shall survive for a period of two (2) years from the date hereof.

                                   ARTICLE 7.
              LANDLORD NOT LIABLE FOR FAILURE OF WATER SUPPLY ETC.

            7.1. Except to the extent that any of the following shall result from a breach of any representation, warranty, covenant or agreement by Landlord under this lease, or from any of Landlord's Acts, Landlord shall not be liable in damages or otherwise for personal injury, death, property damage or any economic loss caused by or resulting from:

                  (a) any interruption of, or failure of water supply, gas, electric current, sewer or other services to the Premises or for any injury or damage to person or property for any reason whatsoever, including, without limitation, that caused by or resulting from:

                  (i) hurricane, tornado, flood, wind, or similar storms, earthquakes and other disasters and disturbances; or

                  (ii) the leakage, seepage or flow of gasoline, oil, gas, electricity, steam, water, rain, or snow from the street, sewer, gas mains, tanks, wires, lines, any subsurface area, any part of the Improvements, pipes, appliances, plumbing works, or any other place; or

                  (b) any interference with light or other incorporeal hereditaments by anybody, or caused by operations by, or of, any public or quasi-public work, except as shall result from the act or omission of Landlord after the Commencement Date of this lease.

            7.2. It is the intention of the parties that Tenant shall be in exclusive control of the Premises during the Term and the Renewal Term if any. Accordingly, Landlord shall not in any event be liable for any injury or damage to any property or to any person occurring in, on or about the Premises unless the same are caused by Landlord's Acts or to the extent the same results from any breach of any representation or warranty by Landlord contained in Section 6A.1 hereof. Article 36 (relating to Landlord's inspections) shall not be deemed to give Landlord any control over the Premises and is included solely for the purpose of enabling Landlord to ascertain whether Tenant is in compliance with the provisions hereof.

            7.3. Landlord shall not be required to furnish any electricity, water, gas, heat, air conditioning or any other utility or other service to the Premises of any kind whatsoever and Tenant, at its own cost and expense shall arrange for all such services. In the event any utility company or any governmental agency or board shall require the installation of electric, water or other meters to measure Tenant's consumption of electricity, water, gas or any other utility, Tenant shall be solely responsible for the installation of such meters and for the cost and expense of maintaining the same. Any electric, water or other meters presently installed in the Premises shall be repaired and maintained by Tenant at its sole cost and expense. If such meters cannot be repaired and are required to be replaced other than for reasons attributable to Tenant's negligent or wrongful acts or omissions, such meters shall be replaced when necessary by Landlord at its sole cost and expense.

                                   ARTICLE 8.
                              OBLIGATION TO REPAIR.

            8.1. Tenant shall take good care of the Premises, both inside and outside, and including all facilities, fixtures, furnishings and equipment therein, and keep the same and all parts thereof in good order and condition, suffering no waste or injury. Except as provided in Section 8.2 hereof, Tenant shall, at Tenant's sole cost and expense, promptly make all needed repairs and replacements to the Premises including, but not limited to, the Production Equipment, the windows, other plate glass, if any, and all fixtures, machinery and equipment now or hereafter belonging to or used in connection with the Premises, it being intended that Tenant hereby assumes the sole responsibility for the condition, operation, maintenance and management of the Premises during the Term. All such repairs and replacements shall be of good quality, sufficient for the proper maintenance and operation of the Premises, and shall be constructed and installed in compliance with all requirements of all governmental authorities having jurisdiction thereof, and of the Board of Fire Underwriters or any comparable or similar body.

            8.2. Landlord, at Landlord's expense, shall be responsible for, and promptly shall make, all repairs, replacements, and improvements (including without limitation capital improvements) to the Premises (including without limitation the Improvements, the Production Equipment, and the other fixtures, equipment and installations at the Improvements), which are required (i) to comply with, satisfy or fulfill, or remedy a breach of, any representation, warranty, covenant or agreement by Landlord under this lease, (ii) as a result of Landlord's Acts or (iii) to repair any structural damage to the Improvements to the extent not caused by fire or casualty covered by Article 14 hereof and to the extent necessary to enable Tenant to use and operate the Premises as they are currently capable of being used and operated. All such repairs and replacements shall be of good quality, sufficient for the use and operation of the Premises as currently capable of being used and operated and shall be constructed and installed in compliance with all requirements of all governmental authorities having jurisdiction thereof and of the Board of Fire Underwriters or any comparable or similar body. If any repair, replacement or improvement is required by reason of Tenant's Acts, Tenant shall be responsible for and bear the expense thereof. Tenant shall give Landlord prompt notice of the need for any repairs, improvements or replacements which are Landlord's responsibility under this Section 8.2.

            8.3 Anything in this lease to the contrary notwithstanding, if and to the extent that Tenant, under this lease, shall be required to make any structural, exterior or capital repairs, alterations or improvements, the aggregate obligation and liability of Tenant in connection with making such repairs, alterations and/or improvements ("Tenant's Maximum Improvement Obligation") shall not exceed $250,000.00 (exclusive of insurance proceeds available therefor and unless and to the extent that the requirement for such work shall arise from Tenant's Acts). Anything in this lease to the contrary notwithstanding, the aggregate of Tenant's Maximum Improvement Obligation and Tenant's Maximum Requirements Obligation (hereafter defined) shall not exceed $250,000.00 (exclusive of insurance proceeds available therefor and unless and to the extent that the requirement for such work shall arise from Tenant's
Acts). In the event that Tenant shall become unable to perform its obligations under the M&S Agreement without exceeding such maximum obligations, such inability shall not affect Landlord's obligations to make payments of any minimum amounts required thereunder.

                                   ARTICLE 9.
                     TENANT TO COMPLY WITH LAWS AND PERMITS.

            9.1. Except as otherwise provided in this lease, including, without limitation, Article 8 and this Article 9, Tenant shall, at Tenant's sole cost and expense, promptly comply with the following (hereinafter sometimes referred to as the "Requirements"):

            (a) the Requirements of every applicable statute, law, ordinance, regulation, or order now or hereafter made by any Federal, State, County, municipal, or other public body, department, bureau, officer or authority including, without limitation, the FDA, with respect to:

            (i) the Premises and appurtenances thereto; and

            (ii) the use or occupation of the Premises, structure upon, connected with, or appurtenant to, the Premises including, without limitation, the Production Equipment; and

            (iii) the removal of any encroachment arising after the Commencement Date caused by act of the Tenant, or knowingly permitted by Tenant;

            (b) the Requirements of all easements, restrictions and other agreements existing of record as of the date of this lease and/or hereafter granted by Landlord at the prior written request of Tenant; and

            (c) any applicable regulation or order of the Board of Fire Underwriters, Fire Insurance Rating Organization, or other body having similar functions.

            9.2. Except as otherwise provided in this lease, including, without limitation, Article 8 and this Article 9, Tenant shall comply with the requirements of all of the Permits described on Exhibit D so as not to invalidate any such Permits. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any liability, damage or expense arising from the violation or cancellation of any of the Permits as a result of Tenant's Acts occurring during the Term or during Tenant's occupancy of the Premises.

            Notwithstanding the foregoing provisions of this Article, Tenant's obligation to make structural repairs or changes to the Premises in order to comply with Requirements shall be subject to the limitations set forth in
Section 8.3 hereof. Subject to the foregoing limitations, Tenant shall comply with Requirements whether or not the statute, laws, ordinances, regulations or orders imposing same are of a kind now within the contemplation of the parties hereto.

                                   ARTICLE 10.
                             OPERATION OF PREMISES.

            10.1. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (a) violate any provision of any Superior Mortgage now or hereafter a lien on the Premises to which Tenant is required to subordinate in accordance with Section
4.1 hereof, a copy of which has been delivered to Tenant, or the requirements of public authorities, (b) make void or voidable or invalidate any fire insurance policy then in force with respect to the Premises or any insurance required pursuant to Article 13 hereof, (c) make unobtainable from reputable insurance companies authorized to do business in New York State, any fire insurance with extended coverage, or liability, or other insurance, (d) cause, or in Landlord's reasonable opinion be likely to cause, physical damage to the Premises or any part thereof or render the Premises unfit for the production of pharmaceutical products as contemplated by the M&S Agreement, (e) constitute a public or private nuisance, or (f) impair, in a manner which, in the reasonable opinion of Landlord is material, the appearance, character or reputation of the Premises. Nothing in this provision shall constitute a waiver, release or amendment of any of the representations or warranties, covenants or agreements by Landlord set forth in this lease.

            10.2. Tenant shall have the right to maintain signs on the Premises of the size and type existing as of the date hereof, provided that such signs, at all times, comply with all Requirements. Except for such signs, Tenant shall not display or erect any permanent lettering, signs, or awnings on the outside or roof of the Premises (collectively "Signs") without obtaining Landlord's prior written approval thereof which approval Landlord shall not unreasonably withhold or delay. Tenant shall submit to Landlord a detailed sketch of any proposed Sign and if approved, the same shall not be altered in any manner whatsoever without first obtaining Landlord's prior written consent for such proposed change. All such Signs shall first be approved by the municipal authorities having jurisdiction over the Premises, and shall be maintained by Tenant at its sole cost and expense in good order and condition, and in accordance with all of the terms and provisions of this lease. All Signs shall be removed by Tenant at the end of the Term or sooner expiration of this lease and Tenant shall repair, at Tenant's sole cost and expense, any damage to the Premises or its exterior caused by the installation, maintenance or removal of such Signs. Tenant shall indemnify and hold Landlord harmless against and from any and all loss, liability, claims, expenses or damages arising from the installation, maintenance or removal of such Signs, which obligation shall survive termination of this lease. The foregoing notwithstanding, (i) Tenant, from time to time, at Tenant's expense, shall have the right to install, erect, construct, alter, maintain and remove Signs on or at the exterior or roof of the Premises, without the consent of Landlord, provided (as to the installation, erection, construction, and maintenance of such Signs) such Signs comply with all Requirements, and (ii) Tenant shall be required to obtain approval by municipal authorities to Signs only if such approval is required by applicable law.

                                   ARTICLE 11.
                           ALTERATIONS; IMPROVEMENTS.

            11.1. Except as permitted by Section 12.2 hereof, Tenant covenants and agrees that during the Term, it will not make any changes or alterations or improvements to, or installed or incorporate any items of equipment in the Premises of any kind whatsoever, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may, upon prior notice to Landlord but without requiring Landlord's consent thereto, make such changes, alterations or improvements as shall be non-structural in nature, do not materially affect the heating, ventilation, plumbing, electrical and other building systems and benefit the use and operation of the Premises as a pharmaceutical manufacturing facility. Any changes, alterations or improvements made by Tenant to the Premises shall become the property of Landlord; provided, however, that Landlord may require Tenant to remove the same and restore the Premises by the Expiration Date.

                                   ARTICLE 12.
                                  NO SET-OFFS.

            12.1. All Fixed Rent, additional rent and all other sums payable hereunder to, or on behalf of, Landlord shall be paid without notice or demand and without set off, counterclaim, abatement, suspension, deduction, or defense; provided, however, that Monthly Installment Amounts may be deducted by Landlord from amounts due to Tenant under the M&S Agreement.

            12.2 Anything in this lease to the contrary notwithstanding, including, without limitation, the provisions of Section 12.1, the following shall apply. If (i) Landlord shall fail to remedy any breach of any of its representations or warranties under this lease, or otherwise shall fail to perform any of its obligations under this lease and (ii) such failure shall continue for thirty (30) days after Landlord's receipt of notice from Tenant specifying such failure and Landlord shall not be then diligently attempting to correct such failure:

            (a) Tenant (without having any obligation to commence or continue any such effort) may remedy or attempt to remedy such failure and/or commence, prosecute or complete performance of Landlord's obligations, and may (without having any obligation to do so), for the account of Landlord, make any payment or expend any sum or take such action as is reasonably necessary to perform and fulfill each, every, and/or any representation, warranty, covenant, agreement and obligation of Landlord under this lease. No such payment, expenditure or action by Tenant shall be deemed a waiver of Landlord's default, nor shall the same affect any other remedy of Tenant by reason of such default.

            (b) Landlord, within thirty (30) days of Tenant's demands therefor from time to time (accompanied by evidence reasonably substantiating such reasonable out-of-pocket costs and expenses actually have been incurred and paid), shall reimburse Tenant for all reasonable out-of-pocket costs and expenses incurred by Tenant in connection with such remedy, attempt to remedy, commencement, prosecution and/or completion including, without limitation, reasonable attorneys fees, disbursements and court costs).

            (c) If Landlord shall fail to make such reimbursement within the time provided in subsection (b) above, the amount thereof shall bear interest at the Default Rate (as defined in Section 15.2(b) hereof and Tenant shall have the right, among any of its other rights, to offset any such amount due to it against any amount due from it to Landlord.

                                   ARTICLE 13.
                 INSURANCE REQUIREMENTS; WAIVER OF SUBROGATION.

            13.1. (a) Throughout the Term, Tenant shall, at its sole cost and expense, obtain and keep in full force and effect a policy, blanket or otherwise, of comprehensive public liability and property damage insurance, with a broad form contractual liability endorsement, having combined coverage of not less than Ten Million ($10,000,000) Dollars with respect to each occurrence of, or claim for, personal injury, death and/or damage to property, naming Landlord, Tenant and the holder of any Superior Mortgage as insureds against any and all claims, actions, loss, damage or expense arising out of, or resulting from, personal injury, death or property damage occurring in, upon, adjacent to, or connected with the Premises or any part thereof (including any adjoining sidewalk, parking area, curb or vault).

                  (b) Such insurance shall be written by good and solvent insurance companies of recognized standing, licensed to do business in the State of New York. Such policies shall be in form and content reasonably satisfactory to Landlord and the holder of any Superior Mortgage and shall contain a provision that no act or omission of Tenant will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall be non-cancelable except upon reasonable advance written notice to Landlord and the holder of any Superior Mortgage.

            13.2. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term to the extent to which such party is paid under a policy containing a waiver of subrogation or naming the other party as an additional assured. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration thereof, then, provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

            13.3. Tenant shall procure one or more policies for the insurance required to be carried pursuant to Section 13.1 and, on or before the Commencement Date, shall deliver to Landlord the original or certified copies of all such policies, if obtainable, or, if original or certified copies are not obtainable, certificates thereof with evidence, by stamping or otherwise, of the payment of the premiums due thereon.

            13.4. All premiums and charges for Tenant's insurance policies shall be paid by Tenant. If Tenant shall fail to make any such payment when due, or shall fail to carry any such policy, the provisions of Article 15, among others, shall apply.

            13.5. (a) Tenant shall, at its sole cost and expense keep the Premises, including, without limitation, the Production Equipment, insured against loss or damage by fire, and other casualty with all standard extended coverage, including coverage against vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use. Such coverage shall be in an amount that will comply with the coinsurance applicable to the location and character of the Improvements and equal to the full replacement value thereof, and which shall:

                  (i) be written on a replacement cost basis, (subject to deductibles not to exceed $25,000 per occurrence and $200,000 in the aggregate);

                  (ii) be issued by insurance companies authorized, qualified or licensed to do business in the State of New York;

                  (iii) be in form and content reasonably satisfactory to Landlord and satisfactory to the holder of any Superior Mortgage;

                  (iv) comply with any changes in co-insurance requirements applicable to the Premises by the Fire Insurance Rating Organization, or any similar body, or by statute;

                  (v) effectively provide that the respective interests of Landlord and the holder of any Superior Mortgage shall not be subject to cancellation by reason of any act or omission of Tenant and, be non-cancelable except upon reasonable advance written notice to Landlord and the holder of any Superior Mortgage named as loss payee therein;

                  (vi) be carried in the name, and in favor, of Landlord, Tenant and the holder of any Superior Mortgage under a standard mortgagee clause, as their respective interests may appear; and

                  (vii) provide that, subject to the rights of the holder of any Superior Mortgage, the loss, if any, under any such policies shall be adjusted by Landlord (upon consultation with Tenant) and paid by the insurance company or companies to the holder of any Superior Mortgage (and Landlord and Tenant agree to cooperate with each other and with the holder of any Superior Mortgage to obtain the largest possible recovery and to execute any and all reasonable consents and other instruments and to take all other reasonable actions reasonably necessary or desirable in order to effectuate and expedite such adjustment and the payment of the proceeds as herein provided).

                  (b) Notwithstanding the provisions of Section 13.5(a), if the holder of any Superior Mortgage shall, in its commitment for such mortgage or otherwise, require that the insurance referred to in Section 13.5(a) be carried and maintained by Landlord then: (i) Landlord shall obtain, pay for and maintain such insurance and (ii) Tenant shall reimburse Landlord, as additional rent, the amount of such insurance on a monthly basis, provided, however, that Tenant shall not be obligated to reimburse Landlord's amounts in excess of amounts Tenant would have incurred in providing such insurance.

                  (c) If Tenant shall provide the insurance required by Section 13.5(a), then Tenant shall, on or before the Commencement Date, deliver to Landlord the original or certified copies of all policies containing such insurance coverage or, if original or certified copies are not reasonably obtainable, Tenant shall provide certificates thereof with evidence, by stamping or otherwise of the payment of the premiums due thereon.

                  (d) Notwithstanding the foregoing, Tenant may, in its discretion, maintain additional policies of insurance insuring it against such risks and in such amounts as it may, in its discretion, deem appropriate and to collect any proceeds which may become due thereunder; provided that no such policies shall operate as a limitation or restriction on the rights of Landlord.

                                   ARTICLE 14.
                                FIRE OR CASUALTY.

            14.1. If the Improvements shall be damaged or destroyed by fire or other casualty to the extent that they may not be used, physically or legally, for the general manufacture of pharmaceutical products or for the manufacture of pharmaceutical products (a "Substantial Casualty") and such Substantial Casualty cannot be repaired to substantially restore such Improvements for such use within four (4) months from the occurrence of such casualty, each party shall have the right to terminate this lease by notice to the other given within thirty (30) days from such occurrence. If a party shall give such notice of termination, this lease shall expire on the ninetieth (90th) day following such occurrence as if such date was the Expiration Date and Tenant shall quit, surrender and vacate the Premises on such date without prejudice to Landlord's rights and remedies under the lease provisions in effect prior to such termination. Any Fixed Rent or additional rent owing to the date of termination shall be paid up to such date by Tenant and any Fixed Rent or additional rent paid by Tenant for a period subsequent to such date shall be returned to Tenant, together with, in the event Landlord shall terminate, any Option Payment received by Landlord pursuant to Article 34 hereof. If this lease shall not terminate as a result of such casualty, the Fixed Rent shall be apportioned according to the floor area of the Improvements reasonably usable by Tenant from the day following the fire or other casualty to the Expiration Date.

            14.2. Landlord shall not have any obligation to repair or restore the Improvements in the event the same are damaged or destroyed by fire or other casualty (a) except to the extent it has received proceeds from insurance maintained by Tenant hereunder (or by Landlord, in lieu of Tenant, pursuant to Section 13.5(b) hereof and for which Landlord has been reimbursed by Tenant) or
(b) unless (i) it constitutes a Substantial Casualty which can be repaired to substantially restore such Improvements within such four (4) months or (ii) neither Landlord nor Tenant elects to terminate this lease pursuant to Section
14.1 above. In such event Landlord shall, as promptly and as expeditiously as practicable, restore the Improvements to their former utility.

            14.3. Landlord shall not be liable to Tenant or responsible for any inconvenience, loss of business, loss of income, loss of property or any other damage or loss sustained by Tenant as a result of fire or other casualty.

            14.4. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

            14.5. Notwithstanding any termination hereof pursuant to this
Article 14, Tenant may elect to exercise the Purchase Option set forth in
Article 34 hereof, by giving Landlord the notice of exercise referred to therein within forty-five (45) days of the occurrence of the casualty, in which event the Premises shall be sold to Tenant on an "as-is/where-is" basis, but otherwise pursuant to the Contract of Sale and Tenant shall be entitled to receive all proceeds of insurance maintained by it hereunder (or by Landlord, in lieu of Tenant, pursuant to Section 13.5(b) hereof and for which Landlord has been reimbursed by Tenant) in respect of such casualty.

                                   ARTICLE 15.
                           LANDLORD MAY CURE DEFAULTS.

            15.1. If Tenant shall default in timely performing any other term, covenant, or condition of this lease on the part of Tenant to be performed, beyond the applicable notice and remedy period then, upon the occurrence of any such default, Landlord may, at its option (but Landlord shall not be obligated to do so) and for the account of Tenant, make such payment or expend such sum or take such other action as is necessary to perform and fulfill such term, covenant, or condition, upon ten (10) days' prior written notice to Tenant (except that no such notice shall be required in the event of emergency). However, no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default, nor shall the same affect any other remedy of Landlord by reason of such default.

            15.2. Any and all sums paid or expended by Landlord pursuant to
Section 15.1, as well as any other reasonable cost or expense (including, without limitation, reasonable attorneys fees, disbursements and court costs) incurred by Landlord in instituting, prosecuting, or defending any action or proceeding instituted by reason of, or relating to, any default by Tenant under this lease, shall:

                  (a) be repaid by Tenant to Landlord as additional rent under this lease within ten (10) days after Landlord's written demand therefor; and

                  (b) bear interest from the date of Landlord's payment or expenditure thereof to the date of Tenant's repayment of the same to Landlord, both dates inclusive, at a rate which is eighteen (18%) percent per annum (herein referred to as the "Default Rate") (but in no event in excess of any then lawful maximum interest rate then applicable to Tenant).

                                   ARTICLE 16.
                     BANKRUPTCY, INSOLVENCY, REORGANIZATION,
               LIQUIDATION OR DISSOLUTION OF TENANT OR GUARANTOR.

            16.1. The occurrence of any of the following (hereinafter referred to as "Events of Default") at any time during the Term shall constitute and be deemed a material breach of this lease and a default by Tenant, entitling Landlord, at its option and to the extent permitted by applicable law, to cancel and terminate this lease upon giving Tenant a sixty (60) day notice in writing of Landlord's intention so to do, whereupon this lease shall terminate and come to an end at the expiration of said sixty (60) days as if said expiration date were the time originally fixed for the termination of this lease, and Tenant shall quit and surrender the Premises to Landlord:

                  (a) the filing of a petition by or against Tenant for:

                  (i) adjudication as a bankrupt under the Bankruptcy Act, as now or hereafter amended or supplemented; or

                  (ii) reorganization within the meaning of Chapter X of said Bankruptcy Act; or

                  (iii) an arrangement within the meaning of Chapter XI of said Bankruptcy Act; or

                  (iv) an arrangement within the meaning of Chapter XII of said Bankruptcy Act, or the filing of any petition, by or against Tenant then in possession under any future bankruptcy act for the same or similar relief; or

                  (b) the dissolution or liquidation of Tenant or the commencement of any action or proceeding by or against Tenant for its dissolution or liquidation, that shall be other than a voluntary dissolution, liquidation, spin-off, or other similar proceeding pursuant to the United States Internal Revenue Code whereby the stock or assets of the Tenant are distributed to its stockholders or to a partnership or corporation or other entity controlled by any such stockholders which assumes in writing the obligations of the Tenant under this lease; or

                  (c) the appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of the Tenant or the commencement of any action or proceeding by or against the Tenant for such appointment; or

                  (d) the seizure of a material portion of property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of the Tenant; or

                  (e) the assignment by the Tenant of its property for the benefit of creditors.

However, if any event described in subsections (a), (b), (c) or (d) occurs and is not voluntarily initiated or commenced by the Tenant, or on behalf of the Tenant, the event in question shall not constitute or be deemed a default hereunder and Landlord shall have no option to terminate this lease in connection therewith provided the same is removed or remedied by appropriate discharge or dismissal of the action or proceeding concerned, and the discharge of any receiver, trustee, or other judicial custodian appointed for Tenant's property, within thirty (30) days from the commencement date of such action, proceeding, or appointment and no other Event of Default shall then be continuing.

            16.2. Notwithstanding anything to the contrary hereinabove contained in this Article 16, this lease shall not be terminated as a result of any event described in Section 16.1(a), (b), (c) and (d) hereof if, and for so long as no other Event of Default shall have occurred, or shall, in the good faith estimate of Landlord, be reasonably likely to occur, hereunder and Tenant or any other party on behalf of Tenant, including any receiver, assignee, trustee, or other judicial custodian, shall fully and punctually (subject to applicable grace periods and notice and opportunity to cure):

                  (a) pay any and all installments of Fixed Rent, additional rent and other charges required by this lease to be paid; and

                  (b) comply with all of the other terms, covenants and conditions of this lease on the part of Tenant to be performed.

                                   ARTICLE 17.
                                DEFAULT CLAUSES.

            17.1. Upon the occurrence of any of the following events (also hereinafter referred to as "Events of Default"), Landlord shall have the right, at Landlord's option, to terminate this lease and the Term, as well as all of the right, title and interest of Tenant in and to the Premises hereunder, by giving Tenant ten (10) days' notice in writing of such termination, whereupon this lease and the Term, as well as all of the right, title and interest of Tenant in and to the Premises, shall wholly cease and expire in the same manner, and with the same force and effect (except as to Tenant's liability), as if the date fixed by such notice were the Expiration Date of the Term:

                  (a) if Tenant shall fail to pay any installment of Fixed Rent when the same shall become due and payable or if Tenant shall fail to pay, any additional rent, or any other payment or any part thereof required to be paid by Tenant pursuant to this lease as and when the same shall become due and payable and in either case such failure shall continue for ten (10) days after notice by Landlord to Tenant of such failure to pay such amount when due; or

                  (b) if Tenant shall violate, fail to comply with, or fail to timely perform any other covenant, term, or condition of this lease and such violation or failure shall continue for thirty (30) days after notice by Landlord to Tenant of such violation or failure; provided that if such violation or failure cannot reasonably be remedied within such 30-day period, Tenant shall have such longer period as is reasonable to remedy such violation or failure provided Tenant commences such remedy within such 30-day period and thereafter diligently proceeds with such remedy; or

                  (c) if any execution or attachment shall be issued against Tenant or any material portion of Tenant's property, whereby the Premises or any part thereof shall be taken or occupied, or by someone other than Tenant; or

                  (d) if Tenant's right, title and interest in this lease, or the estate of Tenant hereunder, shall be transferred or passed to, or devolve upon, any other person, firm, corporation, or other entity (except as may be otherwise permitted under this lease); or

                  (e) if Tenant shall abandon the Premises or leave same unoccupied or unattended; or

                  (f) if Landlord shall terminate the M&S Agreement pursuant to
Section 7.2 of the M&S Agreement.

On or before the expiration of the ten (10) days' notice referred to in Section 17.1, Tenant shall immediately quit and surrender the Premises and each and every part thereof to Landlord, and Landlord may, upon the expiration of the ten
(10) day notice period, enter into or repossess the Premises by summary or other suitable proceedings.

            17.2. No default shall be deemed waived unless in writing and signed by Landlord.

            17.3. In the event that Tenant shall fail to remedy and cure any monetary default set forth in subsection (a) of Section 17.1 after notice and the expiration of the ten (10) day period set forth therein, the amount due from Tenant to Landlord shall accrue interest from the date the payment was due to Landlord or made by Landlord on Tenant's behalf, as the case may be, until Tenant's payment thereof, at the Default Rate (but in no event in excess of any then lawful maximum interest rate then applicable to Tenant).

                                   ARTICLE 18.
                               LANDLORD'S REMEDIES

            18.1. In the event this lease shall be terminated by reason of Tenant's default beyond the applicable notice and remedy period, whether as provided in Article 16, Article 17, by summary proceedings, or otherwise then:

                  (a) (i) Landlord or its agents or representatives may re-enter and resume possession of the Premises either by summary proceedings or by a suitable action or proceeding at law or otherwise, without such action or proceeding, without being liable for any damages therefor, and no such re-entry by Landlord shall be deemed an acceptance of a surrender of this lease; and

                        (ii) the Fixed Rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination, together with such reasonable counsel fees and expenses as Landlord may incur in connection therewith.

                  (b) Landlord may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rent or rents and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof, or in the event of any such reletting, Landlord shall not be liable for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under lease or to otherwise affect any such liability. Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole reasonable discretion, considers beneficial or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.

                  (c) If this lease shall expire and come to an end as provided herein, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided herein, or by or under any summary proceeding or any other action or proceeding, then, in any of said events: (a) Tenant shall pay to Landlord all Fixed Rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be; (b) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (hereinafter referred to as a "Deficiency") between (i) the Fixed Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the

Term and (ii) the net amount, if any, of the rents collected under any reletting effected for any part of such period, less all of Landlord's reasonable expenses in connection with the termination of this lease, Landlord's re-entry upon the Premises and such reletting including, but not limited to, all reasonable repossession costs, brokerage commissions, legal expenses, reasonable attorneys fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting; such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and (c) whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part of the whole of the Premises so relet during the term of the reletting. Landlord shall use good faith efforts to relet the Premises to another pharmaceuticals manufacturer capable of manufacturing the products covered by the M&S Agreement at the Premises. Any amounts to be paid to Landlord pursuant to this Section 18.1 in respect of Fixed Rent and additional rent shall be calculated at the net present value thereof using a discount rate equal to the prime lending rate as published in The Wall Street Journal on the business day immediately preceding the date of such payment.

                  (d) If Tenant shall fail to pay any installment of Fixed Rent or any payment of additional rent within five (5) days after the date when due, Tenant shall pay to Landlord, in addition to such installment or payment, a late charge of $100 and interest on such unpaid amount at the Default Rate on the amount unpaid computed from the date such payment was due to an including the date of payment, which late charge and interest shall be deemed additional rent.

                  (e) Upon an Event of Default, whether or not this lease is terminated as a result thereof, and whether or not any action or proceeding by reason thereof is commenced by Landlord, the Tenant shall pay to Landlord, upon demand, the reasonable attorney's fees and disbursements and all other costs, damages and expenses incurred by Landlord as a result of such event of default.

            18.2. In the event of a breach by Tenant of any of the terms, covenants or provisions of this lease beyond the applicable notice and remedy period, Landlord shall have the right of injunction, as well as to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

            18.3. Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Nothing contained in this Article 18 shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant, other than consequential or special damages.

                                   ARTICLE 19.
                      TENANT'S AND LANDLORD'S INDEMNITIES.

            19.1. Tenant shall defend, indemnify and hold Landlord harmless against and from any and all liability, fines, suits, claims, demands, actions, costs and expenses of each and every kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, disbursements and court costs but subject to any limitations on liability expressly set forth in this lease) due to or arising out of any:

                  (a) breach, violation, or non-performance of any term, covenant, or condition of this lease on the part of Tenant to be fulfilled, kept, observed, or performed; and/or

                  (b) injury to, or death of, any person or persons or damage to, or destruction of, any property occurring in, on or about the Premises, at any time during the Term, whether or not such injury or damage is occasioned by Tenant's use and occupancy of the Premises, or any part thereof, or, by any use or occupancy that Tenant may permit or suffer to be made thereof, or which is occasioned by smoke, fire, explosion, other disaster, falling plaster, steam, gas, electricity, or water or rain which may leak or seep from or into any part of the Premises from pipes, drains, plumbing lines, plumbing fixtures or from the street or any subsurface area or any other place or from dampness or any other cause, but nothing herein shall be deemed to relieve Landlord from any liability resulting from the affirmative negligence or willful or wrongful acts of Landlord, its agents or employees. If Tenant is required to defend any action or proceeding pursuant to this Article 19 to which Landlord is made a party, Landlord shall be entitled to appear, defend, or otherwise take part in the matter involved, at its election, by counsel of its own choosing, provided that such action by Landlord does not limit or render void any liability of any insurer of Landlord or Tenant hereunder in respect to the claim or matter in question. Tenant's liability under this Article 19 shall be reduced by the net proceeds actually collected of any insurance effected by Tenant on the risks in question for Landlord's benefit.

            19.2. Tenant hereby agrees to defend, indemnify and save Landlord harmless from and against all claims, damage, liabilities, costs, loss or expense including, without limitation, reasonable attorneys' and experts' fees and court costs resulting from injury to any person or property, while in or on the Premises and which arises from, is related to, or is connected with the conduct or operation of Tenant's business in the Premises or any work or thing done or any condition created by Tenant, or its employees or agents, or which is otherwise caused by any act or omission of Tenant, its agents or employees.

            19.3. [Intentionally Omitted]

            19.4. Anything in this lease to the contrary notwithstanding, including without limitation the provisions of Sections 19.1 and 19.2 :

            Tenant shall not be required to indemnify, defend or hold Landlord harmless in connection with (i) any matter, state of facts, injury, damage, claim, action, cause of action, obligation or event, the occurrence or existence of which is or arises from a breach by Landlord of any of Landlord's representations, warranties, obligations or agreements under this lease, or (ii) any matter, state of facts, injury, damage, claim, action, cause of action, obligation or event which results from Landlord's Act, or (iii) any matter, state of facts, injury, damage, claim, action, cause of action, obligation or event respecting which, under the express terms of this lease, Landlord is obligated to indemnify Tenant;

                  (b) Landlord shall defend, indemnify and hold Tenant harmless against and from any and all liability, fines, losses, damages, suits, claims, demands, actions, costs and expenses of each and every kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, disbursements and court costs) due to or arising out of any of the following:

                        (i) a breach by Landlord of any of Landlord's representations or warranties contained in Section 6A.1 of this lease;

                        (ii) any breach, violation, or non-performance of any term, covenant, or condition of this lease on the part of Landlord to be fulfilled, kept, observed, or performed (including, without limitation, the representations and warranties by Landlord that at the Commencement Date the Premises will satisfy and comply with current Good Manufacturing Practices); and/or

                        (iii) Landlord's Acts.

            19.5. The provisions of this Article 19 shall survive the termination of this lease.

                                 (a) ARTICLE 20.
                                MECHANICS' LIENS.

            20.1. Tenant covenants that, whenever and as often as any mechanic's lien shall have been filed against the Premises other than any mechanic's lien that shall have been filed based upon any act or omission of Landlord or anyone acting on behalf of Landlord, Tenant shall, within twenty (20) days after Landlord shall give notice in writing to Tenant of the filing thereof, at Tenant's sole cost and expense, take such action by bonding, deposit, or payment, as will remove or satisfy the lien. In default thereof for thirty (30) days after notice to Tenant, the provisions of Article 14 shall apply.

                                 (a) ARTICLE 21
                                  CONDEMNATION.

            21.1. If at any time during the Term any person or corporation, municipal, public, private or otherwise, shall lawfully condemn and acquire title to all or any part of the Premises in or by condemnation proceedings in pursuance of any law, general or special or otherwise (hereinafter referred to as a "Total Taking"), this lease and the Term hereof shall terminate and expire on the date of such taking and the Fixed Rent, additional rent and any other sum or sums of money and other charges herein reserved and required to be paid by Tenant shall be apportioned and paid by Tenant to the date of such taking.

            21.2. In the event of a Total Taking which results in the termination of this lease, the entire award or awards paid by the condemning authority shall be paid to Landlord. Landlord shall pay to Tenant fifty (50%) percent of the excess of such amount over the amount payable by Tenant as and for the purchase price of the Premises pursuant to the Contract of Sale referred to in Section 34.1 hereof. Tenant shall also have the right to make a separate claim for the value of its property and moving expenses provided that Tenant's claim shall not impair the ability of Landlord to make its claim or reduce the amount of Landlord's award.

                                 (a) ARTICLE 22.
                         OWNERSHIP OF PERSONAL PROPERTY.

            22.1. Movable personal property including, without limitation, business equipment, shelving, furniture and furnishings, other than improvements and fixtures, put in the Premises at the expense of the Tenant shall be and remain the property of the Tenant. Tenant may remove such property in whole or in part at any time and from time to time during the term of this lease. The cost of repairing any damage arising from such removal shall be paid by the Tenant. All such property not so removed at the termination of this lease and on the Expiration Date hereof, shall, at Landlord's option (i) be deemed abandoned and shall become the property of the Landlord without any payment or offset and free of any claim of Tenant or any person claiming through Tenant, or (ii) be removed and disposed of by Landlord at Tenant's cost and expense, without further notice to or demand upon Tenant.

            22.2. Tenant's obligations under this Article shall survive the termination and/or expiration of this lease.

                                 (a) ARTICLE 23.
                                    SHORING.

            23.1 To the extent required by law, Tenant shall allow an adjoining owner desiring to excavate on its premises, or a municipality desiring to excavate a nearby street, to enter onto the Premises and shore up a perimeter wall during such excavation. Tenant shall, at Tenant's own expense, repair, or cause to be repaired, any damage caused to any part of the Premises because of any excavation, construction work, or other work of a similar nature that may be done on any property adjoining or adjacent to the Premises, and Landlord hereby assigns to Tenant any and all rights to sue for and/or recover against such adjoining owners, or the parties causing such damages, the amounts expended or injuries sustained by Tenant because of the provisions of this Article requiring Tenant to repair any damages sustained by such excavations, construction work, or other work. No entry onto the Premises pursuant to this Article shall result in any abatement or diminution of the Fixed Rent or in any claim by Tenant against Landlord.

                               (a) ARTICLE 24.
                            WAIVER OF REDEMPTION.

            24.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejectment. If Landlord shall have acquired possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed are-entry within the meaning of that word as used in this lease.

                                 (a) ARTICLE 25.
                                     BROKER.

            25.1 Landlord and Tenant covenant, warrant and represent that no broker or finder was instrumental in consummating this lease. Tenant agrees to indemnify and hold Landlord harmless from and against any claims for brokerage commissions or other fees made by any broker claiming to have dealt with Tenant, whether in connection of this lease or the Purchase Option provided in Article 34 below. Landlord agrees to indemnify and hold Tenant harmless from and against any claims for brokerage commissions or other fees made by any broker claiming to have dealt with Landlord with respect to this lease or the Purchase Option provided in Article 34 below. The provisions of this Article shall survive the termination of this lease.

                                 (a) ARTICLE 26.
                          COVENANT OF QUIET ENJOYMENT.

            26.1 If, and for so long as, (a) Tenant shall pay the Fixed Rent and additional rent reserved by or payable pursuant to this lease, and shall perform and observe all of the other terms, covenants and conditions contained herein on the part of Tenant to be performed and observed, and (b) Landlord shall not have terminated the M&S Agreement pursuant to Section 7.2 thereof, Tenant shall quietly enjoy the Premises subject, however, to the terms and conditions of this lease.

                                 (a) ARTICLE 27.
                               TENANT'S COVENANTS.

            27.1. Tenant covenants and agrees that during the Term of this lease and until Tenant vacates and surrenders the Premises to Landlord as required by this lease, Tenant:

                  (a) will not remove any realty fixtures or Production Equipment from the Premises nor remove from the Premises any other property required to be conveyed to Landlord pursuant to Article 22 hereof except for repair thereof and, upon reasonable prior notice thereof to Landlord, replacement of obsolete equipment with items of equivalent value and function;

                  (b) will not enter into any service or maintenance contracts which will bind the Landlord or the Premises;

                  (c) will not commit any act in violation of the Permits described on Exhibit D; and

                  (d) will, at its sole cost and expense, obtain and maintain in full force and effect all other licenses and permits required for the lawful use, maintenance and occupation of the Premises, other than those required by law to be obtained and maintained by Landlord.

            27.2 Landlord and Tenant acknowledge and agree that Tenant is only leasing (and, in the event Tenant exercises the Purchase Option, purchasing) certain assets of Landlord, and (except as may be otherwise expressly provided in this lease) in no event shall Tenant be deemed to have assumed or accepted any liabilities or obligations of Landlord, nor to be a successor to the business of Landlord. In no event shall Tenant be or be deemed a continuation of Landlord, nor shall the business of Tenant at, with or from the Premises be or be deemed a continuation of the business of Landlord. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all liabilities, obligations, costs, expenses (including without limitation reasonable attorneys' fees and expenses), losses and claims in connection with any claim that Tenant is a successor to or continuation of the business of Landlord, and/or that Tenant has successor liability. The provisions hereof shall survive termination of this lease.

            27.3 Anything in this lease to the contrary notwithstanding, the relationship between Landlord and Tenant under this lease is one of lessor and lessee (and the relationship of the parties under the M&S Agreement is one of two contracting parties); and nothing in this lease shall be interpreted or construed to render Landlord and Tenant partners, co-venturers, or joint venturers.

            27.4 Landlord and Tenant acknowledge and agree that, notwithstanding any other provision hereof to the contrary, (a) Tenant shall be entitled to enter into service and similar contracts with respect to the Premises and any of the Improvements, provided that such contracts are terminable on not less than thirty (30) days notice or termination of this lease, (b) Tenant may record this lease or a memorandum hereof in form and substance mutually satisfactory to the parties, (c) Tenant may terminate this lease upon any termination by Tenant of the M&S Agreement pursuant to Section 7.2 thereof, (d) Tenant shall be entitled to a refund of Fixed Rent and additional rent paid by Tenant in respect of periods after the termination of this lease upon any termination hereof other than as a result of an Event of Default and (e) Landlord shall cooperate with Tenant with respect to any reviews and/or audits of the Premises or its operations by the United States Food and Drug Administration.

                                 (a) ARTICLE 28.

                           (a) [Intentionally Omitted]

                                   ARTICLE 29.
                           ASSIGNMENT AND SUBLETTING.

            29.1. Tenant covenants and agrees that it will not mortgage or encumber this lease. Tenant further acknowledges and agrees that the development, formulation and manufacture of human, non-contaminating pharmaceutical products, generally, and the products covered by the M&S Agreement, in particular, is highly regulated by governmental authorities, requires the unique expertise and experience of Tenant and requires the disclosure of sensitive and proprietary confidential information. Accordingly, Tenant covenants and agrees that it will not assign this lease (or any rights hereunder, including, without limitation rights under Article 34 hereof ) nor sublet the Premises or any part thereof or otherwise permit the Premises or any part thereof to be used or occupied by any other person, firm or entity for any purpose whatsoever (a) during the term of the M&S Agreement, without the consent or approval by Landlord (which consent may be withheld, delayed or conditioned in the sole discretion of Landlord), except to any entity controlled by Tenant, and/or to an entity under common control with Tenant on the date hereof, and (b) after the term of the M&S Agreement, without the consent or approval by Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) and provided that, in each instance any such assignee or subtenant agrees in writing to be bound by all the terms and provisions of this lease. Tenant shall give Landlord prior written notice of the proposed assignment or subletting and provide Landlord the name and address of the assignee or subtenant.

            29.2. The term "assign" and all derivatives thereof, shall be deemed to include any transaction as a result of which any person or entity not currently a holder of securities of Tenant shall have the power to elect (by contract, share ownership or otherwise) a majority of the directors on the Board of Directors of Tenant.

            29.3 Nothing in this lease shall limit Tenant from or prevent Tenant from leasing any equipment or fixtures or other personal property from any third party, or granting any third party a security interest, mortgage, or other lien or claim in or to any equipment or fixtures or other personal property owned by Tenant in connection with the financing of such any equipment or fixtures or other personal property.

                                   ARTICLE 30.
                    WAIVERS AND SURRENDERS TO BE IN WRITING.

            30.1 The receipt of Fixed Rent, additional rent or any other sums due hereunder by Landlord, with knowledge of any breach of this lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this lease, shall not be deemed to be a waiver of any provision of this lease. No failure on the part of Landlord or Tenant to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by Landlord or Tenant (unless such waiver is in a writing signed by the party to be charged), shall discharge or invalidate such covenant or provision, or affect the right of Landlord or Tenant to enforce the same in the event of any subsequent breach or default. The receipt by Landlord of any Fixed Rent, additional rent, any other sum of money, or any other consideration paid by Tenant after the expiration or termination, in any manner, of the Term shall not reinstate, continue or extend the Term, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys to any Improvement on the Premises, nor any other act or thing done by Landlord or any agent or employee during the Term, shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

                                   ARTICLE 31.
                   LANDLORD'S RIGHTS AND REMEDIES CUMULATIVE.

            31.1 The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise. All of the rights and remedies of Landlord under this lease or pursuant to present or future law shall be deemed separate, distinct and cumulative, and no one or more of them, whether exercised or not, nor any mention of, or reference to, any one or more of them in this lease shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any of the other rights or remedies that Landlord may have, whether by present or future law or pursuant to this lease. Landlord shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately, and to take any lawful action or proceedings to exercise or enforce any right or remedy, without thereby waiving, or being barred or estopped from exercising and enforcing, any other rights and remedies by appropriate action or proceedings.

                                   ARTICLE 32.
                          TIMELY SURRENDER OF PREMISES;
                          REMOVAL OF PERSONAL PROPERTY.

            32.1. Tenant shall, on or before the Expiration Date, or on the sooner termination of this lease, peaceably and quietly leave, surrender and yield up unto Landlord all and singular, the Premises free of all sub tenancies and (except in the event of a termination of this lease by reason of condemnation or the destruction of the Improvements as provided in this lease), vacant, broom-clean, in good order and repair and in the same condition as existed on the Commencement Date, normal wear and tear excepted. Landlord may require Tenant to remove alterations to the Improvements permitted pursuant to
Section 11.1 hereof, unless such removal has been waived in writing by Landlord prior to commencement thereof.

            32.2. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date or sooner termination of this lease free and clear of all tenancies and occupants. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefor agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this lease, then Tenant agrees to pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after such Expiration Date or earlier termination date, as the case may be, (x) a sum equal to two (2) times the average Fixed Rent and (y) an amount equal to two (2) times the additional rent which was payable under this lease during the month immediately preceding the Expiration Date or earlier termination date. Should Tenant hold over in possession of the Premises after the expiration of the Term, as extended, such holding over shall not be deemed to extend the Term or renew this lease, but this lease shall continue as a tenancy from month to month upon the terms and conditions herein contained and at the rents provided in this Section.

            32.3. Should Landlord incur any expense in removing any subtenant, or any other person holding by, through, or under Tenant, who has failed to so surrender the Premises, or any part thereof, Tenant, without notice or demand therefor, shall reimburse Landlord for the reasonable cost and expense (including, without limitation, reasonable attorneys' fees, disbursements and court costs) of removing such subtenant or such person.

                                   ARTICLE 33.
                         SALE OR CONVEYANCE OF PREMISES;
                        LIMITS OF LIABILITY OF LANDLORD.

            33.1 Landlord's liability shall be limited to such amount which is the Landlord's equity in the Premises at the time of and in the event of a breach by Landlord of any of the terms, covenants and conditions of this lease to be performed by Landlord and in no event shall Tenant be entitled to recover damages from Landlord in excess of the applicable sum.

                                   ARTICLE 34
                            TENANT'S PURCHASE OPTION.

            34.1. For, and in consideration of the payment to Landlord on the date hereof of the sum of One Hundred Thousand dollars ($100,000) (this amount, together with the $150,000 referred to in Section 33.1(d) the "Option Payment") Tenant shall have the right to purchase fee title to the Premises from Landlord (the "Purchase Option") upon the terms and conditions set forth in that certain written agreement annexed to this lease as Exhibit F (the "Contract of Sale" and subject to the following:

            (a) Tenant must exercise the Purchase Option by duly signing the Contract of Sale, without modification, and delivering the same to Landlord at least forty-five (45) days prior to the Expiration Date, together with a check payable to Landlord's counsel, as escrow agent, representing the Deposit required pursuant to the terms of the Contract of Sale.

            (b) The closing date under the Contract of Sale shall be the earlier of the following: (i) the date which is ninety (90) days after Tenant exercises the Purchase Option or (ii) the Expiration Date.

            (c) The Purchase Option shall terminate upon the expiration or termination of this lease or in the event that Tenant is in default hereunder.

            (d) In the event that either Tenant shall not have exercised the Purchase Option or, if exercised, closing of the Contract of Sale shall not have occurred prior to the Expiration Date of the Initial Term for any reason other than Landlord's Acts, the Purchase Option and the Contract of Sale shall be void and of no further force or effect and shall be deemed canceled without further liability of either party thereto to the other for any matter whatsoever thereunder, unless Tenant shall have paid to Landlord, as additional consideration for the Purchase Option, the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (in addition to all other amounts paid by Tenant to Landlord prior to such Expiration Date of the Initial Term).

            (e) Tenant shall pay any and all transfer tax liability arising from the grant of the Purchase Option and Landlord shall pay any and all transfer tax liability arising upon transfer of the Premises pursuant to the Contract of Sale.

            (f) No portion of the Fixed Rent, additional rent or consideration for the Purchase Option paid by Tenant shall be applied against the Purchase Price payable pursuant to the Contract of Sale; provided, however, that if the Purchase Option shall be exercised and the closing of the Contract of Sale shall occur in the first Lease Year or the first six (6) months of the second Lease Year, Tenant shall be entitled to a credit against the purchase price thereunder the an amount equal the excess, if any, of (a) the aggregate amount of Fixed Rent paid by Tenant to the date of such closing over (b) the amount of Fixed Rent which would have been paid had Fixed Rent been payable during such Lease Year in equal monthly installments, in advance.

                                   ARTICLE 35.
                          TENANT TO FURNISH STATEMENTS.

            35.1. Tenant shall, within fifteen (15) days after the written request of Landlord, or of any holder or potential holder of a fee mortgage on the Premises, furnish a written statement, duly acknowledged, setting forth the following items:

                  (a) the amount of Fixed Rent and additional rent due, if any, under this lease as of the date of such statement; and

                  (b) whether this lease is unmodified and in full force and effect (or, if there have been modifications, that the lease is in full force and effect as modified and stating the modifications); and

                  (c) whether, to the best knowledge and belief of Tenant, Landlord is in default and if so, specifying the nature of the default: and

                  (d) whether, to the best knowledge and belief of Tenant, there are any offsets against any sum of money payable by Tenant hereunder or defenses against the enforcement of any of the terms, covenants and conditions of this lease on the part of the Tenant to be performed or observed and if so, specifying the nature of the offset or defense; and

                  (e) whether Tenant has given Landlord any notice of default under this lease, and if given, whether the default set forth therein remains uncured; and

                  (f) such other information concerning the status of this lease as Landlord, or the holder or potential holder of a fee mortgage on the Premises, may reasonably request.

Any such statement shall be for the sole benefit of Landlord or its assigns or such holder or potential holder of a fee mortgage requesting the same or its assigns, and shall have no effect, as an estoppel or otherwise, with respect to any third party.

            35.2. Upon the failure of Tenant to furnish such statement within the said fifteen (15) day period, it shall be conclusively presumed that this lease is in full force and effect and that there are no defaults on the part of Landlord hereunder and no offsets against, or defenses to, the Tenant's obligations hereunder.

            35.3. Should Tenant demonstrate reasonable need therefor, Landlord shall promptly provide Tenant with similar, reciprocal statements.

                                   ARTICLE 36.
                            INSPECTIONS BY LANDLORD.

            Tenant shall permit an inspection of the Premises and all books and records pertaining thereto and the operation thereof to the extent, and only to the extent, necessary to verify Tenant's compliance herewith during business hours, on reasonable prior notice to Tenant, by Landlord, by Landlord's agents or representatives, and by, or on behalf of, prospective purchasers and/or mortgagees of the fee interest in the Premises. If, at any time by reason of an emergency condition an entry shall be deemed necessary for the protection of the Premises, whether for the benefit of Tenant or not, Landlord, or Landlord's agents or representatives, may enter the Premises without prior notice to Tenant and accomplish such purposes. Landlord shall make all inspections in a manner which will not unreasonably interfere with Tenant's business operations pursuant to the terms of Section 8 of the M&S Agreement, whether or not the M&S Agreement shall be in effect as though the provisions thereof were fully incorporated herein. Any such inspection shall be at Landlord's sole risk and Tenant shall not be liable for any injuries to persons or for property damage occurring during any inspection unless the same is caused by the act or omission of Tenant, its agents or employees.

                                   ARTICLE 37.
                  COVENANTS BINDING ON SUCCESSORS AND ASSIGNS.

            The covenants, agreements, terms, provisions and conditions contained in this lease shall apply to, inure to the benefit of and be binding upon Landlord, Tenant and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns, except as expressly otherwise hereinabove provided.

                                   ARTICLE 38.
                                ENTIRE AGREEMENT

            This lease contains the entire agreement between the parties, and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest. All prior discussions, negotiations and agreements, whether oral or written between the parties with respect to this lease and the letting of the Premises, are merged herein.

                                   ARTICLE 39.
                                     NOTICES

            Any notice, demand, election, or other communication (hereinafter referred to as a "Notice") that, under the terms of this lease or under any statute, must or may be given by the parties hereto shall be in writing and shall be given by mailing the same by registered or certified mail, return receipt requested, in a prepaid wrapper, or by courier if a signed receipt is obtained upon delivery, addressed:

If to Landlord:

Par Pharmaceutical, Inc.
One Ram Ridge Road
Spring Valley, New York 10977
Attn:


With a Copy To:

Kirkpatrick & Lockhart LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: Stephen A. Ollendorff, Esq.


If to Tenant:

Halsey Drug Co., Inc.
695 No. Perryville Road
Rockford, Illinois 61107
Attn:


With a Copy To:

St. John & Wayne, L.L.C.
Two Penn Plaza East
Newark, New Jersey 07105
Attn: Mark B. Rosenman, Esq.

            39.1. Either Landlord or Tenant may designate by Notice a new or other address or other persons, not exceeding an aggregate of three (3) Notices for each party, to which and to whom Notices and copies of Notices shall thereafter be given and any addressee entitled to receive copies of Notices as set forth in Section 38.1 may designate by Notice a new or other address to which such copies shall thereafter be given. Any Notice given by mail hereunder shall be deemed given three (3) days after the same is deposited in a United States general or branch post office, or in an official United States mail depository, located in the State of New York, enclosed in a registered or certified mail prepaid wrapper, return receipt requested, addressed as hereinabove provided and any notice given by courier wherein a delivery receipt is obtained shall be deemed given one (1) day after delivery is made.

                                   ARTICLE 40.
                                 MISCELLANEOUS.

            40.1. This lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            40.2. The captions of this lease and the index preceding this lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this lease, nor in any way affect this lease.

            40.3. All the provisions of this lease shall be deemed and construed to be "conditions" as well as "covenants", and "covenants" as well as "conditions" as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

            40.4. Words of any gender in this lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.

            40.5. If and to the extent that a provision of this lease shall be unlawful or country to public policy, the same shall not be deemed to invalidate the other provisions of this lease.

                                   ARTICLE 41.
                        MEANINGS OF CERTAIN LEASE TERMS.

            As the same are used in this lease, the following terms shall have the following meanings:

                  (a) The term "additional rent" shall mean all sums of money, other than the Fixed Rent, as shall become due from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of Fixed Rent.

                  (b) The term "rents" shall mean Fixed Rent and additional rent hereunder.

                  (c) The term "mortgage" shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall include such a trustee.

                  (d) The term "obligations of this lease" and words of like import, shall mean the covenants to pay the Fixed Rent and additional rent under this lease and to perform and observe all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

                  (e) The term "Tenant's obligations" hereunder, and words of like import, and the term "Landlord's obligations" hereunder, and words of like import shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this lease shall be construed as "performance and observance". Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

                  (f) Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations on its part to be performed or observed hereunder or that Tenant is not in default in the performance of any of Tenant's obligations on its part to be performed or observed hereunder or that a condition of the character described in Articles 16 or 17 has occurred and continues or has not occurred or does not continue, as the case may be.

                  (g) The term "repair" shall be deemed to include restoration, rebuilding and replacement of parts as may be necessary to achieve and/or maintain good working order and condition.

                  (h) The words "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

                  (i) The words "herein", "hereof", "hereby", "hereunder" and words of similar import shall be construed to refer to this lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated.

                  (j) [intentionally omitted]

                  (k) The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

                  (l) The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the building and/or the Premises.

                  (m) Reference to "termination of this lease" includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or by law or by exercise of the Purchase Option and the purchase of the Premises pursuant to the Contract of Sale. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the Expiration Date of this lease and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this lease, or
(ii) for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

                  (n) The term "in full force and effect" when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as meaning that at the time in question this lease has not expired or otherwise been terminated.

                  (o) All references in this lease to numbered Articles and lettered exhibits are references to Articles of this lease and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

                  (p) Wherever in this lease the term "assignee" or "other successor in interest" is set forth, the same shall be construed to mean only if the assignment or instrument creating the successor in interest is permitted under the terms of this lease and shall not be construed to grant Tenant any rights not herein specifically set forth.

                  (q) Wherever in this lease the terms "agents or employees" are used, or any combination or addition thereto, the same shall be deemed to include "agents, employees, servants, licensees, representatives, contractors, subcontractors, visitors and invitees".

                  (r) The term "FORCE MAJEURE" as used herein shall mean any period of delay which arises through acts of God, strikes, lockouts or labor difficulty, embargoes, explosion, sabotage, riot or civil commotion, acts of war, fire or other casualty not caused by the party claiming force majeure and other causes which are unavoidable and beyond the reasonable control of the party claiming force majeure.

                                   ARTICLE 42.

                             [Intentionally Omitted]

                                   ARTICLE 43.
                        LEASE NOT BINDING UNLESS EXECUTED

            Landlord's submission of this lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties. Without limiting the foregoing, it is agreed that Landlord's submission of this lease to Tenant shall not be construed as an offer by Landlord to lease the Premises to Tenant on the terms herein contained.

                                   ARTICLE 44.
                        APPOINTMENT OF LANDLORD AS AGENT.

            (a) Tenant acknowledges and agrees that it has irrevocably appointed Landlord as its agent and attorney-in-fact solely for certain purposes specified in the M&S Agreement. Tenant further acknowledges and agrees that any actions taken by Landlord thereunder shall not constitute repossession or control by Landlord of the Premises hereunder, shall not modify or affect, in any way, the terms of this lease and shall not relieve Tenant of any responsibility or obligation hereunder.

            (b) Tenant acknowledges and agrees that Landlord's actions as agent for Tenant will not constitute any act that is stayed under Section 362 of the United States Bankruptcy Code. Notwithstanding this acknowledgment, if a court of competent jurisdiction determines that such actions are stayed by Section 362 of the Bankruptcy Code, then Landlord hereby waives the protection of Section 362 of the Bankruptcy Code, but only to the extent necessary to allow Landlord to engage in such actions and for no other purpose. Further, if it is necessary for Landlord to obtain, from a court of competent jurisdiction, relief from such stay in order to take such actions, then Tenant hereby consents to such relief and will consent to Landlord's request for such relief when made to the appropriate court.

            (c) In the event that an order for relief is issued in respect of Tenant under the Bankruptcy Code, tenant shall made a decision to assume or reject this lease under Section 365 of the Bankruptcy Code within thirty (30) days of the issuance of such order for relief.

                                   ARTICLE 45.
                        ARBITRATION OF CERTAIN DISPUTES.

            Should any dispute arise out of or in connection with this lease, Landlord and Tenant shall attempt in good faith to resolve such dispute. If, notwithstanding such efforts, such dispute is not resolved within thirty (30) days from the date written notice thereof is delivered by one party to the other, such dispute shall be settled by arbitration by, and in accordance with, the then existing Commercial Arbitration Rules--Expedited Procedures of the American Arbitration Association ("AAA"). Hearings with regard to such dispute shall be held at the offices of the AAA in the City of New York and judgment upon any award rendered pursuant to this Article 45 may be entered in any court of competent jurisdiction. Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding. Any such arbitration shall be had before a single arbitrator designated in accordance with the rules of the AAA. Each party to the arbitration shall pay one-half the cost and expense thereof, including, without limitation, arbitration fees and the expenses of a court reporter, and each shall separately pay for its own attorneys' fees and expenses therein.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of lease as of the day and year first-above written.

                              PAR PHARMACEUTICAL, INC.


                              By:  /S/ Kenneth Sawyer
                                 ---------------------------------------
                                  Title: President


                              HALSEY DRUG CO., INC.


                              By:  /S/ Peter Clemens
                                 ---------------------------------------
                                  Title: Chief Financial Officer

                             ACKNOWLEDGMENT



STATE OF NEW YORK )
                  ) ss.:
COUNTY OF         )


            On the _____________ day of __________________, 1999, before me personally came ____________________, to me known, who being by me duly sworn, did depose and say that he resides at __________________________ New York, that he is the _____________ of __________________, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                    ___________________________________________
                                    NOTARY PUBLIC



STATE OF NEW YORK )
                  )ss.:
COUNTY OF         )


            On the ________ day of ____________________, 1999, before me personally came _______________________, to me known, who being by me duly sworn, did depose and say that he resides at _______________________; that he is the ___________________ of _______________________, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                    ___________________________________________
                                    NOTARY PUBLIC